    As filed with the Securities and Exchange Commission on August 13, 2001
                              Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         PACIFICARE HEALTH SYSTEMS, INC.
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               (Exact name of issuer as specified in its charter)

              Delaware                                95-4591529
              --------                                ----------
  (State or other jurisdiction of           (I.R.S. Employer Identification
   incorporation or organization)                       Number)

               3120 Lake Center Drive, Santa Ana, California 92704
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        1996 Stock Option Plan for Officers and Key Employees, as amended
--------------------------------------------------------------------------------
                           (Full titles of the Plans)

Joseph S. Konowiecki, Esq.            Barbara Borden, Esq./Frederick Muto, Esq.
General Counsel and Secretary         Cooley Godward LLP
PacifiCare Health Systems, Inc.       4365 Executive Drive
3120 Lake Center Drive                Suite 1100
Santa Ana, California  92704          San Diego, California 92121
(714) 825-5200                        (858) 550-6000


--------------------------------------------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF SECURITIES TO                 AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
                 BE REGISTERED                      REGISTERED               SHARE                   PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(1)            675,028              $15.55(2)              $10,496,685(2)         $2,624
====================================================================================================================================

(1) Underlying shares of Common Stock issuable under PacifiCare's 1996 Stock Option Plan for Officers and Key Employees, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on a date within five business days of the filing hereof with respect to the shares being registered.

--------------------------------------------------------------------------------

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K"), which is the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-K was required to have been filed.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

     All documents subsequently filed by the Registrant pursuant to Section 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents.

Item 4. Description of Securities.

     Our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share. As of July 31, 2001, approximately 33,778,000 shares of common stock were outstanding and no shares of preferred stock were outstanding.

COMMON STOCK

     Voting. Common stockholders are entitled to one (1) vote per share for the election of directors and on all other matters that require stockholder approval. Under our certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required (i) to amend the certificate of incorporation; (ii) to authorize additional shares of common stock; (iii) to approve any merger or consolidation of PacifiCare with or into any other corporation; and (iv) to approve the dissolution of PacifiCare.

     Dividends and Other Distributions. Holders of PacifiCare common stock are entitled to equal cash dividends and dividends per share paid in PacifiCare common stock or property, when, as and if dividends are declared by our board of directors and paid out of legally available assets.

     Distribution on Dissolution, Etc. In the event of a liquidation, dissolution or winding up of PacifiCare, holders of PacifiCare common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

     Preemptive Rights. PacifiCare common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of any class of PacifiCare common stock or any other securities convertible into shares of any class of PacifiCare common stock.

STOCKHOLDER RIGHTS AGREEMENT

     In November 1999, our board of directors adopted a stockholder rights agreement to protect stockholder rights in the event of a proposed takeover. The board of directors declared a dividend of one right for each share of our common stock outstanding as of November 19, 1999. The right entitles the registered holder to purchase from PacifiCare 1/100th of a share of Series A junior participating preferred stock at a price of $180 per 1/100th of a preferred share. Similar rights will generally be issued in respect of common stock issued after November 19, 1999.

PREFERRED STOCK

     The Board of Directors may issue shares of the preferred stock at any time, in one or more series without stockholder approval. The Board of Directors determines the designation, relative rights, preferences and limitations of each series of preferred stock.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's bylaws provide that the Registrant will indemnify its directors, officers, employees or agents in a manner consistent with the provisions of the Delaware General Corporation Law.

     In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the Registrant in certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

     4.1 1996 Stock Option Plan for Officers and Key Employees [incorporated by reference to Exhibit 10.05 to Registrant's Form 8-B, dated January 23, 1997].

     4.2 First Amendment to 1996 Stock Option Plan for Officers and Key Employees [incorporated by reference to Exhibit D to Registrant's Proxy Statement, dated May 25, 1999].

     4.5 Form of Specimen Certificate for Registrant's Common Stock [incorporated by reference to Exhibit 4.02 to Registrant's Form 10-K for the year ended December 31, 1999].

     4.6 Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, L.L.C [incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K, dated November 22, 1999].

     5.1  Opinion of Cooley Godward LLP.

    23.1  Consent of Ernst & Young LLP.

    23.2  Consent of Cooley Godward LLP (included in Exhibit 5.1).

    24.1  Power of Attorney (appears on signature page).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 13th day of August, 2001

                                                 PACIFICARE HEALTH SYSTEMS, INC.

                                                 By: /s/ HOWARD G. PHANSTIEL
                                                     ---------------------------
                                                         Howard G. Phanstiel
                                                 Title:  President and Chief
                                                         Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Howard G. Phanstiel and Gregory W. Scott, and each of them (with full power of each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                       SIGNATURE                                                 TITLE                                  DATE
                       ---------                                                 -----                                  ----

              /s/ HOWARD G. PHANSTIEL                            President and Chief Executive Officer             August 13, 2001
-----------------------------------------------------                (Principal Executive Officer)
                  Howard G. Phanstiel

               /s/ GREGORY W. SCOTT                                    Executive Vice President                    August 13, 2001
-----------------------------------------------------                 and Chief Financial Officer
                   Gregory W. Scott                                  (Principal Financial Officer)

                         *                                           Senior Vice President Finance                 August 13, 2001
-----------------------------------------------------                  and Corporate Controller
                   Susan L. Berkel                                    (Chief Accounting Officer)

                         *                                               Chairman of the Board                     August 13, 2001
-----------------------------------------------------
                   David A. Reed

                         *                                                     Director                            August 13, 2001
----------------------------------------------------
                   Bradley C. Call

                         *                                                     Director                            August 13, 2001
-----------------------------------------------------
                 Terry O. Hartshorn

                         *                                                     Director                            August 13, 2001
-----------------------------------------------------
               Arthur B. Laffer, Ph.D.

                         *                                                     Director                            August 13, 2001
-----------------------------------------------------
                    Gary L. Leary

                         *                                                     Director                            August 13, 2001
-----------------------------------------------------
                 Sanford M. Litvack

                       SIGNATURE                                                 TITLE                                   DATE
                       ---------                                                 -----                                   ----

                           *                                                   Director                            August 13, 2001
-----------------------------------------------------
                Warren E. Pinckert, II

                           *                                                   Director                            August 13, 2001
-----------------------------------------------------
                     Lloyd E. Ross

* Howard G. Phanstiel and
  Gregory W. Scott
  as attorneys-in-fact

                         PACIFICARE HEALTH SYSTEMS, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

  EXHIBIT
  -------

     4.1 1996 Stock Option Plan for Officers and Key Employees [incorporated by reference to Exhibit 10.05 to Registrant's Form 8-B, dated January 23, 1997].

     4.2 First Amendment to 1996 Stock Option Plan for Officers and Key Employees [incorporated by reference to Exhibit D to Registrant's Proxy Statement, dated May 25, 1999].

     4.5 Form of Specimen Certificate for Registrant's Common Stock [incorporated by reference to Exhibit 4.02 to Registrant's Form 10-K for the year ended December 31, 1999].

     4.6 Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, L.L.C [incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K, dated November 22, 1999].

     5.1  Opinion of Cooley Godward LLP.

    23.1  Consent of Ernst & Young LLP.

    23.2  Consent of Cooley Godward LLP (included in Exhibit 5.1).

    24.1  Power of Attorney (appears on signature page).